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Exhibit 5.2

[AKIN GUMP
STRAUSS HAUER & FELD LLP LETTERHEAD]

July 23, 2004

Apex Silver Mines Limited
Walker House
Mary Street
George Town, Grand Cayman
Cayman Islands, British West Indies

Re:
Apex Silver Mines Limited, Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to Apex Silver Mines Limited, a Cayman Islands corporation (the "Company"), in connection with the registration, pursuant to a registration statement on Form S-3 (as amended, restated supplemented or otherwise modified from time to time, the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to (i) $200,000,000 in aggregate principal amount of 2.875% Convertible Senior Subordinated Notes Due 2024 (the "Notes") issued pursuant to an Indenture (the "Indenture"), dated as of March 16, 2004, between the Company and The Bank of New York, as trustee (the "Trustee"), and (ii) 6,988,120 ordinary shares, par value $.01 per share, of the Company issuable upon the conversion of the Notes (the "Conversion Shares"), plus an indeterminable number of additional ordinary shares that may be issued from time to time upon conversion of the Notes as a result of antidilution adjustments, in circumstances described in the Registration Statement. The Notes and Conversion Shares may be sold by the selling securityholders that may be specified from time to time in the Registration Statement and the prospectus forming a part thereof.

        We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this opinion letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

        Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the Notes will be valid and binding obligations of the Company and entitled to the rights afforded under the Indenture.

        The opinions and other matters in this opinion letter are qualified in their entirety and subject to the following:

  A.
  We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("Laws") of the Federal Laws of the United States of America, the Laws of the State of New York.

  B.
  This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

  C.
  The matters expressed in this opinion letter are subject to and qualified and limited by: (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally; (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) commercial reasonableness and unconscionability and an implied covenant of good faith, and fair dealing; and (iv) the power of the courts to award damages in lieu of equitable remedies.

  D.
  This opinion letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person, or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters". In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. This opinion letter is intended solely for use in connection with the resale of the Notes and the Conversion Shares issuable upon conversion of the Notes by selling securityholders pursuant to the Registration Statement and is not to be used or relied upon for any other purpose.

                      Very truly yours,

                      /s/ AKIN GUMP STRAUSS HAUER & FELD LLP

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  Exhibit 5.2